                          [LAW OFFICE OF GREGORY BARTKO
                                FIRM LETTERHEAD]

July 22 2003

Board of Directors
RRUN Ventures Network, Inc.
62 West 8th Avenue
Vancouver, British Columbia
Canada  V5Y 1M7

                                              Re: 20,000,000 Shares Common Stock
                                              $.0001 Par Value Form S-8/A
                                              Registration Statement
Ladies and Gentlemen:

         As special securities counsel for Livestar Entertainment Group, Inc.,
f/k/a/ RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the
United States Securities and Exchange Commission of a Post-effective Amendment to a Registration Statement on Form S-8/A (the "Amended Registration Statement")
registering 20,000,000 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to that certain Amended 2003 Compensation Plan for Outside Consultants And Others (the "Amended Plan"), which was made effective on July 18, 2003 and which is attached to the Amended Registration
Statement as an exhibit. The contents of the Amended Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, and subject to the caveats identified below, I am of the opinion that the 20,000,000 shares covered by said Amended Registration Statement, when issued in accordance with the terms of the Amended Plan and the Prospectus forming a part of the Amended Registration Statement, will be legally issued, fully-paid and non-assessable. Moreover, my opinion is limited to the due issuance of such shares covered by the Amended Registration Statement and the
Amended Plan that are issued for services deemed to be permissible pursuant to
SEC Release No. 33-7647 (February 25, 1999).

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Amended Registration Statement. The undersigned does further disclose that the Company and the undersigned, may subsequently agree that the undersigned shall receive shares of the Company's Common Stock issuable under the Plan as compensation for services described in a certain written agreement heretofore entered into by and between the Company and the undersigned.

Sincerely,

/s/ Gregory Bartko, Esq.
    Gregory Bartko, Esq.
    GAB/nmn